Exhibit 15.1

Partners:		October 14, 2019	Our Ref: JWYL/P3431-H19472
Paul Aherne	**
Joanne Collett	*	The Board of Directors
Mark Cummings	*****	Puyi Inc.
James Gaden	****	42F, Pearl River Tower
Amelia Hall	*	No. 15 Zhujiang West Road
Timothy Haynes	***	Zhujiang New Town
Kristen Kwok	**	Tianhe, Guangzhou
Wing Yee Lit	*	Guangdong, China
Callum McNeil	**
Alice Molan Andrew Randall Rupen Shah Denise Wong	****** ** * *

Dear Sir or Madam

Puyi Inc.

FORM 20-F

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation” in the Annual Report on Form 20-F of Puyi Inc. for the year ended 30 June 2019 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 14, 2019 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Hong Kong)

WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

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*Admitted in England and Wales; **Admitted in BVI; ***Admitted in Cayman Islands; ****Admitted in New South Wales (Australia); *****Admitted in Ireland

† Walkers works in exclusive association with Kevin Taylor, trading as ‘Walkers Bermuda’, a full service commercial law firm providing advice on all aspects of Bermuda law.